Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in the Registration Statement No. 2-92428 on Form S-8, Post Effective Amendment No. 7 to Registration Statement No. 2-59290 on Form S-8 and Post Effective Amendment No. 3 to Registration Statement No. 2-73205 on Form S-8 of The Great Atlantic & Pacific Tea Company, Inc. of our report dated April 30, 2003, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.





/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Florham Park, NJ
May 7, 2003

                                                       Exhibit 23.2






                        INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 2-92428 on Form S-8, Post Effective Amendment No. 7 to Registration Statement No. 2-59290 on Form S-8 and Post Effective Amendment No. 3 to Registration Statement No. 2-73205 on Form S-8 of our report dated August 19, 2002, appearing in the Fiscal 2002 Annual Report to Stockholders and incorporated by reference in the Annual Report on Form 10-K of The Great Atlantic & Pacific Tea Company, Inc. for the year ended February 22, 2003.




/s/ Deloitte & Touche LLP
--------------------------
Deloitte & Touche LLP
Parsippany, New Jersey
May 7, 2003